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                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  March 13, 1995
                                                           --------------

                             Nellcor Incorporated
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            (Exact name of registrant as specified in its charter)



          Delaware                0-14980                94-2789249
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State or other jurisdiction     (Commission            (IRS Employer
    of incorporation             File No.)          Identification No.)




                4280 Hacienda Drive, Pleasanton, California  94588
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                     (Address of principal executive offices)


      Registrant's telephone number, including area code:  (510) 463-4000
                                                           --------------

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ITEM 5.  OTHER EVENTS.
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On March 13, 1995, the Company announced that EdenTec Corporation, its home health care subsidiary located in Eden Prairie, Minnesota, has entered into an agreement to acquire Pierre Medical, a privately-held French manufacturer of respiratory products used in the home. The acquisition is subject to approval by the French Government.

On March 17, 1995, the Company made a $2.1 million equity investment in Heartstream, Inc., a privately-held medical device company located in Seattle, Washington. Heartstream is developing an automatic, external defibrillator designed for the emergency treatment of sudden cardiac arrest.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ----------------------------------

See the Company's Press Release dated March 13, 1995 attached hereto as
Exhibit A.

                               SIGNATURE
                               ---------

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 3, 1995                  NELLCOR INCORPORATED



                                      By:       /s/ Laureen DeBuono
                                          --------------------------------
                                          Laureen DeBuono
                                          Vice President, Human Resources,
                                            General Counsel and Corporate
                                            Secretary

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                                                                 EXHIBIT A
                                                                 ---------


                  NELLCOR SUBSIDIARY TO ACQUIRE PIERRE MEDICAL


PLEASANTON, CA. (MARCH 13, 1995): Nellcor Incorporated (Nasdaq:NELL) today announced that EdenTec Corporation, based in Eden Prairie, MN, the company's home health care subsidiary, has entered into an agreement to acquire Pierre Medical, a privately-held French manufacturer of respiratory products used in the home. The acquisition is subject to approval by the French Government. Terms of the acquisition were not disclosed.

Pierre Medical markets an innovative line of noninvasive ventilators, sleep apnea therapy systems, oxygen concentrators and related respiratory products sold primarily in France and Germany - two of the world's largest medical device markets. The company is headquartered in Verrieres le Buisson, near Paris, and has approximately 50 employees. Pierre Medical products are marketed directly and through distributors, and are currently approved for sale throughout Western Europe. Marketing clearance for selected products will be sought for the United States market.

"This acquisition is an excellent strategic fit for Nellcor and EdenTec as we expand our presence in home health care and in international markets," said
C. Raymond Larkin, Jr., president and chief executive officer. "Pierre Medical is an innovative manufacturer of home therapeutic devices for the respiratory-impaired patient, and this acquisition brings important synergies to both companies. Nellcor and EdenTec gain entry into the expanding home therapy product market, particularly the growing sleep apnea treatment market, while Pierre Medical now has access to a worldwide marketing and distribution network. We welcome Pierre Medical to the Nellcor family of companies."

                                - MORE -

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NELLCOR SUBSIDIARY TO ACQUIRE PIERRE MEDICAL
PAGE TWO


EdenTec Corporation, acquired by Nellcor in 1991, designs, manufactures and markets apnea monitors, sleep apnea diagnostic devices and oximetry products primarily into the home health care markets worldwide.

Nellcor Incorporated, founded in 1981, designs, manufactures and markets high-performance monitoring equipment, sensors and accessories for patient safety and management throughout the hospital, in emergency care and in the home. Nellcor is the leading producer of pulse oximeters used in the hospital for the continuous measurement of patient oxygen status. Nellcor's line of oximetry sensors is the broadest in the medical equipment industry, and includes both adhesive and reusable sensors as well as a sensor recycling program.